UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 16, 2015

Plains GP Holdings, L.P.

(Exact name of registrant as specified in its charter)

DELAWARE	1-36132	90-1005472
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Clay Street, Suite 1600, Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 713-646-4100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.      Entry Into a Material Definitive Agreement

364-Day Credit Agreement

On January 16, 2015, the registrant’s consolidated subsidiary, Plains All American Pipeline, L.P. ( “PAA”), entered into a senior unsecured 364-Day Credit Agreement (the “Credit Agreement”), among PAA as Borrower; Bank of America, N.A., as Administrative Agent; Citibank, N.A., JPMorgan Chase Bank N.A. and Wells Fargo Bank, National Association, as Co-Syndication Agents; DNB Bank ASA, New York Branch and Mizuho Bank, Ltd., as Co-Documentation Agents; the other Lenders party thereto; and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., DNB Markets, Inc., J.P. Morgan Securities LLC, Mizuho Bank, Ltd. and Wells Fargo Securities, LLC, as Joint Lead Arrangers and Joint Bookrunners (terms used but not defined herein have the meanings assigned to them in the Credit Agreement).

The Credit Agreement provides for borrowings of up to $1 billion and is fully committed.  The Credit Agreement will terminate 364 days after the closing date.  Amounts borrowed under the Credit Agreement may be used for any lawful partnership purpose, including financing of acquisitions previously announced by PAA.

Borrowings under the Credit Agreement will bear interest at either a Base Rate or a Eurodollar Rate.  A Base Rate Loan bears interest at a fluctuating rate per annum equal to the highest of (a) the federal funds rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate” and (c) the Eurodollar Market Index Rate plus 1%.  Interest on Base Rate Loans will include a margin ranging from 0.000% to 0.500% based upon any variances in PAA’s debt ratings.  The “prime rate” is a rate set by Bank of America based upon various factors including its costs and desired return, general economic conditions and other factors.  A Eurodollar Loan bears interest at a rate per annum equal to the British Bankers Association LIBOR Rate, as published by Reuters, plus a margin, which margin ranges from 0.925% to 1.500% based upon any variances in PAA’s debt ratings.  PAA will also pay a Facility Fee ranging from 0.075% to 0.250% based upon any variances in PAA’s debt ratings.  PAA may voluntarily prepay borrowings under the Credit Agreement, in whole or in part (subject to certain minimum prepayment amounts) without penalty or premium.

The covenants (including financial covenants), restrictions and events of default in the Credit Agreement are substantially the same as in PAA’s Revolving Credit Agreement dated August 19, 2011, as amended.

The Credit Agreement contains cross default provisions and prohibits distributions on, or purchases or redemptions of, PAA’s common units if any Default or Event of Default has occurred and is continuing.  In addition, the Credit Agreement contains various covenants limiting PAA’s and its subsidiaries’ ability to, among other things:

•                  incur indebtedness, including capital leases;

•                  grant liens;

•                  engage in transactions with affiliates;

•                  enter into certain burdensome agreements; and

•                  sell substantially all of its assets or enter into a merger or consolidation.

In addition, the financial covenant of the Credit Agreement limits the ratio of Consolidated Funded Indebtedness to Consolidated EBITDA to a maximum of 5.00 to 1.00, with an increased maximum ratio of 5.50 to 1.00 during an Acquisition Period.

A default under the Credit Agreement would permit the lenders to terminate their commitments and to accelerate the maturity of the outstanding debt.

The above description of the Credit Agreement is qualified in its entirety by the terms of the Credit Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.03.     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure set forth above in Item 1.01 is incorporated herein by reference.

Item 7.01.     Regulation FD Disclosure

In accordance with General Instruction B.2 of Form 8-K, the information presented under this Item 7.01 shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended.

On January 19, 2015, PAA issued a press release announcing the closing of the Credit Agreement. A copy of the press release is furnished as Exhibit 99.1 hereto.

Item 9.01.      Financial Statements and Exhibits

(d)	Exhibits.

10.1

364-Day Credit Agreement dated January 16, 2015 among Plains All American Pipeline, L.P., as Borrower; Bank of America, N.A., as Administrative Agent; Citibank, N.A., JPMorgan Chase Bank N.A. and Wells Fargo Bank, National Association, as Co-Syndication Agents; DNB Bank ASA, New York Branch and Mizuho Bank, Ltd., as Co-Documentation Agents; the other Lenders party thereto; and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., DNB Markets, Inc., J.P. Morgan Securities LLC, Mizuho Bank, Ltd. and Wells Fargo Securities, LLC, as Joint Lead Arrangers and Joint Bookrunners.

99.1	Press Release dated January 19, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAINS GP HOLDINGS, L.P.
Date: January 20, 2015
	By:	PAA GP HOLDINGS LLC, its general partner

	By:	/s/ Richard McGee
Name: Richard McGee
Title: Executive Vice President

INDEX TO EXHIBITS

Exhibit
No.	Description
10.1

364-Day Credit Agreement dated January 16, 2015 among Plains All American Pipeline, L.P., as Borrower; Bank of America, N.A., as Administrative Agent; Citibank, N.A., JPMorgan Chase Bank N.A. and Wells Fargo Bank, National Association, as Co-Syndication Agents; DNB Bank ASA, New York Branch and Mizuho Bank, Ltd., as Co-Documentation Agents; the other Lenders party thereto; and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., DNB Markets, Inc., J.P. Morgan Securities LLC, Mizuho Bank, Ltd. and Wells Fargo Securities, LLC, as Joint Lead Arrangers and Joint Bookrunners

99.1	Press Release dated January 19, 2015.